Exhibit 23.2

Independent Auditors’ Consent

We consent to the incorporation by reference in the Registration Statement of Valley Financial Corporation on Form S-8 of our report dated January 21, 2005, which appears in their Annual Report on Form 10-KSB for the year ended December 31, 2004.

/s/ Larrowe & Company, PLC

Galax, Virginia

June 29, 2005